FILED
11-17-2021
Clerk of Circuit Court
Waukesha County
2021TJ000090

For Official Use

STATE OF WISCONSIN : CIRCUIT COURT : WAUKESHA COUNTY

EVERLAST WORLD'S BOXING HEADQUARTERS CORP.,
Plaintiff,

vs. Case No. 21 TJ 90

TRIDENT BRANDS, INC. and MANCHESTER CAPITAL INC.,
Defendants.

STIPULATION RESOLVING PENDING MOTIONS

Everlast World's Boxing Headquarters Corp. ("*Everlast*") and Trident Brands, Inc. ("*Trident*"), hereby stipulate and agree as follows:

1. Trident waives and withdraws all jurisdictional defenses and Trident consents to the jurisdiction of the courts of the State of Wisconsin, including this Court, in these and all other current and future actions and proceedings concerning the enforcement and collection of the foreign judgment which is the subject of these proceedings (the "*Judgment*").

2. Trident admits it was duly and properly served with Waukesha County Court Commissioner Daniel P. Murray's Order to Appear Before Court Commission for Supplemental Examination, dated June 24, 2021 (Doc. No. 14 herein) (the "*Supplemental Exam Order*").

3. Trident withdraws on the merits its Motion to Dismiss or Quash Order to Appear for Supplemental Examination or, in the alternative, for a Protective Order.

4. The hearing on Everlast's Motion for Turnover Order and Appointment of Supplemental Receiver for Trident Brands, Inc. (Everlast's "*Motions*") shall be adjourned to a date after March 3, 2022, to be set and noticed by the Court, if Trident defaults under its obligations under this Stipulation. All claims and defenses of Trident regarding a turnover of Trident's assets and the appointment of a Receiver (or any other motion which may be filed by Everlast) are preserved by Trident (with the exception of jurisdictional claims and defenses, which are waived and withdrawn, as set forth in paragraph 1 above).

5. The supplemental examination of Trident shall be adjourned and reset if the compromised payment is not made when due as provided in paragraph 10 herein.

6. **On or before February 15, 2022,** Trident shall pay to Everlast the sum of $650,000.00 in full satisfaction of the Judgment of $738,945.74 (which has grown to

$750,712.52 as of August 23, 2021) as follows:

a. Each time after November 16, 2021 that Trident receives monies from capital financings, Trident shall simultaneously pay Everlast twenty percent (20%) of said monies received by Trident; except for the first $250,000 received in the aggregate debt financing and except that upon Trident reaching $2,750,000 of receipts prior to February 15, 2022 the balance of the $650,000 shall simultaneously be paid; and

b. Trident shall pay Everlast the unpaid balance of the $650,000.00 by February 15, 2022.

c. Payments shall be made by wire to the trust account of Schlacter & Associates at 450 Seventh Ave., Ste. 1308, New York, New York 10123.

d. "Capital financings" means any raising of money, whether by debt or equity financing including (1) loans from any person or entity, including any bank, lending institution and/or private firm, and (2) sales of and/or granting of rights to acquire or receive any stock, equity, or ownership interest in any entity. Trident may not grant an additional security interest in any of its assets to anyone other than its existing lender, Fengate.

7. Trident and Everlast will cause their counsel to execute a stipulation in Fond du Lac County Case No. 21 FJ 03 requiring the $3,822.17 being held by Wells Fargo Bank NA to be paid to Everlast and applied to this $650,000.00 stipulated sum.

8. Until all sums due to Everlast from Trident under this stipulation are paid in full, Trident will not sell, encumber, or otherwise transfer any of its assets outside the ordinary course of its business without Everlast's knowledge and written consent, other than the sale of equity or the receipt of financing as referred to in paragraph 6.a above.

9. So long as Trident is in compliance with this Stipulation, from the date of execution of this Stipulation to February 15, 2022, Everlast will forebear from and not take any further steps to collect its Judgment, including but not limited to filing new garnishment actions.

10. If Trident does not pay Everlast a total of $650,000.00 by February 15, 2022, or defaults in any other terms of this Stipulation, then:

a. the entire amount of the Judgment of $738,945.74 (which has grown to $750,712.52 as of August 23, 2021), plus interest assessed at the rate of

5% per annum on that sum from November 17, 2021, less any payments made by Trident hereafter in accordance with this Stipulation, shall be due and immediately payable by Trident,

b. Trident shall pay all of Everlast's reasonable attorneys' fees and costs incurred after docketing of the Judgement in Waukesha County to date and hereafter in enforcing and collecting the judgment, which shall be added to the judgment by filing of an affidavit thereof to this Court,

c. Trident shall, on February 22, 2022, deliver by hard copy or electronically to Everlast's counsel, Atty. Alexander L. Ullenberg, all the written documents requested in the Supplemental Exam Order,

d. On or before March 3, 2022, Trident will cause, at its cost, Anthony M. Pallante to appear and testify fully at an adjourned Supplemental Examination under oath and conducted by electronic video means concerning all the assets, liabilities, income, expenses, and financial transactions of Trident and its subsidiaries, and

e. Everlast may by letter to Trident and the Court renew its motions and provide Trident 14 days to supplement its prior responses or respond to any new motion filed by Everlast.

12. In the event Trident complies with this Stipulation and makes full payment to Everlast of all sums due pursuant to this Stipulation, and a bankruptcy petition or proceeding is neither filed by, nor against, Trident or any of its subsidiaries or affiliates, within ninety (90) days of the clearance of funds of the final payment made to Everlast pursuant to this Stipulation, then within (30) days thereafter Everlast shall file a Satisfaction of Judgment In Full in all appropriate courts.

STIPULATED AND AGREED:

Dated: 11/17/2021

ULLENBERG LAW OFFICES SC

Alexander L. Ullenberg
State Bar No. 01023529

Attorneys for Plaintiff,
EVERLAST WORLD'S BOXING HEADQUARTERS CORP.

Address:
101 Camelot Dr., Ste. 2b
Fond du Lac, WI 54935
(920) 924-9878
alex@ullenberglaw.com

(Signature Page to Stipulation Resolving Pending Motions)

Dated: 11/17/2021

EVERLAST WORLD'S BOXING
HEADQUARTERS CORP.

By: ______________________
Mark Hunter,
Its: Executive Vice President and
Chief Financial Officer, with authority to act

(Signature Page to Stipulation Resolving Pending Motions)

Dated: 11.17.2021

DEWITT LLP

Jeffrey J. Liotta
State Bar No. 1000745

Attorney for Defendant,
TRIDENT BRANDS, INC.

Address:
13845 Bishop's Dr., Ste. 300
Brookfield, WI 53005
(262) 754-2841
jjl@dewittllp.com

(Signature Page to Stipulation Resolving Pending Motions)

Dated: _11/17/2021____________ TRIDENT BRANDS, INC.

By: ______________________________
Michael J. Friedman
Its: President and Chief Executive Officer,
with authority to act